                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):

                                  JUNE 18, 2001


                                   ADVANCEPCS
                   (formerly known as Advance Paradigm, Inc.)
               (Exact Name of Registrant as Specified in Charter)




               DELAWARE                                 0-21447                              75-2493381
     (State or Other Jurisdiction                     (Commission                           (IRS Employer
           of Incorporation)                         File Number)                        Identification No.)


                                5215 N. O'CONNOR
                                   SUITE 1600
                               IRVING, TEXAS 75039
              (Address and Zip Code of Principal Executive Offices)


                                 (469) 420-6000
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

         On June 18, 2001, AdvancePCS (the "Company") issued a press release with respect to its launch of AdvancePCS SpecialtyRx. In connection with the launch of this specialty pharmacy business, the Company has, among other things, entered into a definitive agreement to acquire TheraCom, Inc. ("TheraCom"), a specialty pharmacy provider based in Bethesda, Maryland and a wholly-owned subsidiary of Dresing - Leirman, Inc. ("DLI"). At closing, the Company will issue approximately $40 million in new Class A common stock of the Company to DLI stockholders and repay approximately $15 million of TheraCom debt. In addition, DLI stockholders may receive an additional $5 million in Class A common stock if certain financial metrics are met in calendar years 2001 and 2002. DLI stockholders will receive registration rights with respect to the shares of Class A common stock issued in connection with the acquisition. The closing will occur following receipt of regulatory approvals and upon satisfaction of other customary closing conditions. The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of business acquired.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.

                  The following exhibits are filed herewith:



EXHIBIT
NUMBER                                     EXHIBIT
------                                     -------
 99.1 Press release dated June 18, 2001 entitled "AdvancePCS Enters Specialty Pharmacy Business With the Launch of AdvancePCS SpecialtyRx."

                           [SIGNATURE PAGE TO FOLLOW]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        ADVANCEPCS

Date: June 19, 2001                     By: /s/ DAVID D. HALBERT
                                           ------------------------------------
                                        Name:  David D. Halbert
                                        Title: Chairman of the Board and Chief
                                               Executive Officer

                                  EXHIBIT INDEX




EXHIBIT
NUMBER         DESCRIPTION
------         -----------
 99.1          Press release dated June 18, 2001 entitled "AdvancePCS Enters
               Specialty Pharmacy Business With the Launch of AdvancePCS
               SpecialtyRx."